EXHIBIT 16.1


DICK COOK SCHULLI LETTERHEAD

September 4, 1998


Securities and Exchange Commission
Washington, D.C.  20549

RE: Wolf Industries, Inc.

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Wolf Industries, Inc., dated September 3, 1998, and agree with the statements contained therein.

Very truly yours,



/s/Dick Cook Schulli
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DICK COOK SCHULLI